Exhibit 99.1

Encorium Group Completes Combination with Remedium

WAYNE, PA, November 1, 2006 — Encorium Group, Inc. (Nasdaq: ENCO), formerly known as Covalent Group, Inc., a leader in the design, development, and management of complex clinical trials and patient registries for many of the world’s leading pharmaceutical and biotechnology companies, announced today that the closing of its business combination agreement with Remedium Oy, a privately owned, full-service contract research organization (CRO) based in Espoo, Finland occurred today. The new, combined company, Encorium Group, Inc. (“Encorium”) trades on NASDAQ under the ticker symbol “ENCO”.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization that is a leader in the design and management of complex clinical trials and Patient Disease Registries for the pharmaceutical, biotechnology and medical device industries. The Company’s mission is to provide its clients with high quality, full-service support for their biopharmaceutical development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as cardiovascular, endocrinology/metabolism, diabetes, vaccines, infectious diseases, gene therapy, immunology, neurology, oncology, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. Encorium believes that its leadership in the design of complex clinical trials, its therapeutic expertise and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process. Encorium is headquartered in Wayne, Pennsylvania and has its European base of operations in Espoo, Finland. The Company has more than 200 employees based in North America, Scandinavia, and throughout Europe with a direct geographic reach that covers 25 countries.

This press release contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company’s future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties;(xi) our backlog may not be indicative of future revenues and may not generate the revenues expected;(xii) our ability to successfully integrate the businesses of Encorium and Remedium and (xiii) the performance of the combined business to operate successfully and generate growth. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Encorium Group’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Encorium Group’s investor relations department or The Equity Group Inc.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Encorium Group, Inc.		The Equity Group Inc.
Lawrence R. Hoffman, CPA, Esq.		Adam Prior: (212) 836-9606
Chief Financial Officer		Devin Sullivan (212) 836-9608
(610) 975-9533		www.theequitygroup.com

2